UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): August 4, 2020

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events

On August 4, 2020, the Board of Directors of AiXin Life International, Inc.(the “Company”) established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each consisting of Chang-Ping Lin, Yuhua Zhu and Tao-Te Wang. Chang-Ping Lin is Chairman of the Audit Committee, Yuhua Zhu is Chairman of the Compensation Committee and Yao-Te is Chairman of the Nominating and Corporate Governance Committee. The Board also adopted a Code of Business Conduct and Ethics which is filed as Exhibit 14.1 to this report

On September 21, 2020, each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee adopted a charter, and the Board of Directors of the Company adopted a Whistleblower Policy, all of which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits Number	Description
10.1	Audit Committee Charter
10.2	Compensation Committee Charter
10.3	Nominating and Corporate Governance Committee Charter
10.4	Whistleblower Policy
14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: September 25, 2020	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer